                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]  Confidential, for Use of the
                                               Commission Only (as Permitted
[_]  Preliminary Proxy Statement               by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                SONIC SOLUTIONS
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
   --------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
   --------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   --------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
   --------------------------------------------------------------------------

  (5) Total fee paid:
   --------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
   --------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
   --------------------------------------------------------------------------

  (3) Filing Party:
   --------------------------------------------------------------------------

  (4) Date Filed:
   --------------------------------------------------------------------------

                                SONIC SOLUTIONS

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 7, 1999

TO THE SHAREHOLDERS OF SONIC SOLUTIONS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sonic Solutions, a California corporation (the "Company"), will be held on September 7, 1999 at 3:00 p.m., California time, at the Company's principal executive offices at 101 Rowland Way, Suite 110, Novato, California 94945 for the following purposes:

  1. To elect four directors to serve for the ensuing year and until their successors are elected.

  2. To approve an amendment to the Company's Bylaws to provide for a Board of not less than four nor more than seven directors.

  3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on July 12, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting and any adjournments thereof.

  All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Mary C. Sauer
                                          Secretary

Novato, California

July 26, 1999


                                   IMPORTANT

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND
   SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN
                ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
                        THANK YOU FOR ACTING PROMPTLY.

                                SONIC SOLUTIONS
                          101 ROWLAND WAY, SUITE 110
                           NOVATO, CALIFORNIA 94945
                                (415) 893-8000

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

  The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Sonic Solutions (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held September 7, 1999 at 3:00 p.m., California time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices which are located at 101 Rowland Way, Suite 110, Novato, California 94945. The telephone number at that address is (415) 893-8000.

  These proxy solicitation materials were mailed on or about July 26, 1999 to all shareholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

  Shareholders of record at the close of business on July 12, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 9,473,338 shares of the Company's common stock (the "Common Stock") and 286,538 shares of Series C Preferred Stock (the "Series C Preferred Stock") were outstanding and entitled to vote at the meeting.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

Voting and Solicitation

  Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four candidates. However, no shareholder shall be entitled to cumulate votes unless a shareholder gives notice at the Annual Meeting prior to the voting of the intention to cumulate votes, and no votes may be cast in favor of a candidate unless the candidate's name has been placed in nomination prior to the voting. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

  The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business. However, broker non-votes will not be counted as votes cast on a proposal, while abstentions have the same effect as votes against a proposal.

  Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

  The Bylaws of the Company currently provide for a Board consisting of not less than five nor more than seven directors although proposal 2 for the Annual Meeting is to amend the Company's Bylaws to change this range to not less than four nor more than seven directors. Effective on approval of such amendment, the size of the Board will be set at four directors, and four directors are being nominated for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. Michael Child who is currently a director, has advised the Company that, for personal reasons, he does not wish to stand for re-election as a director. The Company would like to thank Mr. Child for his service as a director since 1993.

  The name of and certain other information regarding each nominee is set forth in the table below.

                                                                      Director
   Name of Nominee        Age       Position with the Company          Since
   ---------------        ---       -------------------------         --------
   Robert J. Doris......   46 President and Chief Executive Officer     1986
   Mary C. Sauer........   46 Senior Vice President of Business         1986
                               Development, Secretary and Director
   Robert M. Greber.....   60 Director                                  1993
   Peter J. Marguglio...   52 Director                                  1986

  Mr. Doris is married to Ms. Sauer. There are no other family relationships between any director or executive officer of the Company.

  Robert J. Doris. Mr. Doris founded Sonic Solutions in 1986 and has served as President, Chief Executive Officer and Director of the Company since that time. Prior to 1986 he was President of The Droid Works, a subsidiary of Lucasfilm Ltd., which produced computer-based video and digital audio systems for the film and television post-production and music recording industries. Prior to founding The Droid Works, Mr. Doris was a Vice President of Lucasfilm and General Manager of the Lucasfilm Computer Division. Mr. Doris received B.A., J.D. and M.B.A. degrees from Harvard University.

  Mary C. Sauer. Ms. Sauer founded Sonic Solutions in 1986 and has served as a Vice President and Director of the Company since that time. Ms. Sauer became Senior Vice President of Marketing and Sales in February 1993. Prior to 1986, Ms. Sauer was Vice President of Marketing for The Droid Works, and prior to joining The Droid Works, Ms. Sauer was Director of Marketing for the Lucasfilm Computer Division. Ms. Sauer received an M.B.A. in Finance and Marketing from the Wharton School of the University of Pennsylvania and a B.F.A. from Washington University in St. Louis.

  Robert M. Greber. Mr. Greber has served as a director of the Company since August 1993. Mr. Greber served as president and Chief Operating Officer of The Pacific Stock Exchange since July 1990 and in January 1996 he was elected Chairman and Chief Executive Officer. Prior to joining The Pacific Stock Exchange, he was from 1985 to 1987 President and Chief Executive Officer of Diagnostic Networks, Inc., a network of Magnetic Resonance Imaging Centers which was merged into NMR America in 1987. Prior to DNI, Mr. Greber was

President and Chief Executive Officer of Lucasfilm Ltd. from 1981 to 1985 where, among other duties, he oversaw development of digital technologies for video, film, audio, and special effects and video games applications. Before joining Lucasfilm, Mr. Greber was associated with the firm of Merrill Lynch where he was Vice President and Manager of the Los Angeles Institutional Office. Mr. Greber holds a B.S. in Finance from Temple University. Mr. Greber also serves on the Board of Bay View Capital Corp.

  Peter J. Marguglio. Mr. Marguglio has served as a Director of the Company since August 1986. Since January 1990, Mr. Marguglio has worked at Eatec Corporation, a software company located in Berkeley, California where he is now President. Prior to joining Eatec, Mr. Marguglio was President of Resource Marketing, Inc., an equipment leasing firm he founded in 1981. Mr. Marguglio holds a Mechanical Engineering degree from the University of Washington and an M.B.A. degree from Stanford University.

Board Meetings and Committees

  The Board held a total of four meetings during the fiscal year ended March 31, 1999. No incumbent director participated in fewer than 75% of the total number of meetings of the Board and all meetings of the committees, if any, upon which such director served.

  During the fiscal year ended March 31, 1999, the audit committee of the Board consisted of Mr. Child, Mr. Marguglio and Mr. Greber. The principal functions of the audit committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The audit committee held four meetings during the fiscal year ended March 31, 1999.

  The Board does not have a nominating committee or a compensation committee.

Compensation of Directors

  The Company does not pay fees to its directors for attendance at meetings. The Company does reimburse its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company. Directors of the Company who are not, and have not been during the preceding twelve months, employees, and who do not directly or indirectly own more than 5% of the Company's Common Stock, are eligible to receive an initial grant and thereafter annual grants of options to purchase 5,000 shares of the Company's Common Stock in accordance with the Company's Nonemployee Directors Stock Option Plan.

                                  MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of May 31, 1999 (i) by each person who is known by Sonic Solutions to own beneficially more than five percent of the Common Stock, (ii) by each of Sonic Solutions' directors, (iii) by each of Sonic Solutions' executive officers named in the Summary Compensation Table under the caption "Executive Compensation" below, and (iv) by all directors and executive officers as a group.

                                                        Number of    Percentage
                                                          Shares     of Shares
                                                       Beneficially Beneficially
   Name and Address                                      Owned(1)     Owned(1)
   ----------------                                    ------------ ------------
   Entities Affiliated with TA Associates(2).........     570,627       6.0%
    435 Tasso Street
    Palo Alto, California 94301

   Robert J. Doris(3)................................   1,540,056      16.3%

   Mary C. Sauer(4)..................................     774,661       8.2%

   Peter J. Marguglio(5).............................     214,797       2.3%

   Michael C. Child(6)...............................       1,618         *

   Robert M. Greber(7)...............................      28,563         *

   Christopher A. Kryzan(8)..........................      89,999       1.0%

   A. Clay Leighton(9)...............................     173,999       1.8%

   All directors and executive officers as a group (9
    persons).........................................   3,439,287      36.3%

--------
 *  Less than one percent.

(1) This table is based upon information supplied by directors, officers and principal shareholders. Applicable percentage ownership for each shareholder is based on 9,473,338 shares of Common Stock outstanding as of May 31, 1999, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to the community property laws where applicable. Shares of Common Stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not treated as outstanding for computing the percentage ownership of any other person.

(2) Includes 1,618 shares held by Mr. Child as described in footnote 7 below and 569,009 shares held by the following entities affiliated with TA
    Associates: Advent VI L.P. (284,508); Advent Atlantic and Pacific II L.P. (130,293); Chestnut III Limited Partnership (50,967); Chestnut Capital International III Limited Partnership (16,440); Advent New York L.P. (35,564); Advent Industrial II L.P. (46,972); and TA Venture Investors Limited Partnership (4,265).

(3) Includes 1,294,223 shares owned by Mr. Doris, and 245,833 shares issuable upon exercise of options which will be exercisable within 60 days of May 31, 1999.

(4) Includes 629,328 shares owned by Ms. Sauer, and 145,333 shares issuable upon exercise of options which will be exercisable within 60 days of May 31, 1999.

(5) Includes 208,443 shares owned by Mr. Marguglio, and 6,354 shares issuable upon exercise of options which will be exercisable within 60 days of May 31, 1999.

(6) Excludes all but 1,618 shares described in footnote 3 above. Mr. Child, a director of Sonic Solutions, is a general partner of TA Venture Investors Limited Partnership and a Managing Director of TA Associates, but disclaims beneficial ownership of all other shares beneficially owned by entities affiliated with TA Associates.

(7) Consists of shares issuable upon exercise of options which will be exercisable within 60 days of May 31, 1999, all of which were granted pursuant to the Company's Nonemployee Director Stock Option Plan.

(8) Consists of shares issuable upon exercise of options which will be exercisable within 60 days of May 31, 1999.

(9) Includes 5,500 shares owned by Mr. Leighton and 168,499 shares issuable upon exercise of options which will be exercisable within 60 days of May 31, 1999.

Executive Compensation

  The following table sets forth the total compensation for the fiscal years ended March 31, 1999, 1998 and 1997 for the Chief Executive Officer and each of the three other most highly compensated executive officers of Sonic Solutions who served as executive officers at fiscal year end and who received salary and bonuses of $100,000 or more. None of the named executive officers earned any bonuses or compensation for these fiscal years other than as set forth in the table or received any restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                 Fiscal Year Annual Compensation  Compensation
                                    Ended    -------------------- ------------
   Name and Principal Position    March 31,  Salary ($) Bonus ($) Options (#)
   ---------------------------   ----------- ---------- --------- ------------
   Robert J. Doris..............    1999      $138,750   $     0     85,000
    President (Chief Executive
     Officer)                       1998      $180,000   $     0    175,000(1)
    and Director                    1997      $165,000   $     0        --

   Mary C. Sauer................    1999      $111,000   $     0     40,000
    Senior Vice President,
     Business                       1998      $146,250   $     0    112,000(2)
    Development, Secretary and
     Director                       1997      $135,000   $     0        --

   Christopher A. Kryzan(3).....    1999      $175,000   $32,300     40,000
    Senior Vice President,          1998      $161,550   $29,584    100,000(5)
    Engineering and Marketing       1997      $150,580   $75,000        --

   A. Clay Leighton(4)..........    1999      $112,920   $15,000     25,000
    Senior Vice President
     Worldwide Operations           1998      $130,625   $20,000    155,000(6)
    Finance and Chief Financial
     Officer                        1997      $137,737   $15,000     20,000

--------
(1) Of these options, 85,000 represent new options granted to replace the same number of canceled options previously granted in fiscal year 1998 with higher exercise prices. See (7) below regarding the repricing of options.

(2) Of these options, 40,000 represent new options granted to replace the same number of canceled options previously granted in fiscal year 1998 with higher exercise prices. See (7) below regarding the repricing of options.

(3) Mr. Kryzan was named Senior Vice President of Engineering and Marketing in January 1999.

(4) Mr. Leighton was named Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer in January 1999.

(5) Of these options, 20,000 represent new options granted to replace the same number of canceled options previously granted in fiscal year 1998 with higher exercise prices and 80,000 options represent new options granted to replace canceled options granted in fiscal year 1996 with higher exercise prices. See (7) below regarding the repricing of options.

(6) Of these options, 30,000 represent new options granted to replace the same number of canceled options previously granted in fiscal year 1998 with higher exercise prices, 20,000 represent new options granted to replace canceled options shown as granted in fiscal year 1997 with higher exercise prices and 25,000 represent new options granted to replace canceled options granted in fiscal year 1996 with higher exercise prices. See (7) below regarding the repricing of options.

(7) In March, 1998, following a significant decline in the market price of Sonic Solutions' Common Stock during the preceding months, the Board authorized the repricing of certain options by the Chief Executive Officer. The options were repriced as of March 3, 1998, with the effect of canceling the old options and granting new options with an exercise price equal to the fair market value of the Common Stock on such date. Other than the change in exercise price, the terms of each repriced option, including the vesting schedule and expiration date, are the same as that of the initial option. The Board authorized the repricing of the options for the same reason it authorized the initial grants, including promoting the retention of employees crucial to the success of Sonic Solutions and motivating them to perform their duties in ways that will contribute to the appreciation of stockholder value. In the opinion of the Board, the regrant was a prudent way to reduce the risk of attrition of key employees and thereby reduce the risks to Sonic Solutions' product development.

  The following table sets forth certain information regarding grants of stock options made during the fiscal year ended March 31, 1999 to the executive officers named in the Summary Compensation Table. Since inception, Sonic Solutions has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                         -----------------------------------------------
                                                                            Potential
                                                                         Realizable Value
                                                                            at Assumed
                                                                         Annual Rates of
                          Number of    Percent of                          Stock Price
                         Securities   Total Options Exercise             Appreciation for
                         Underlying    Granted to    or Base              Option Term(3)
                           Options    Employees in    Price   Expiration ----------------
Name                     Granted (#)   Fiscal Year  ($/Sh)(1)  Date(2)      5%      10%
----                     -----------  ------------- --------- ---------- ------- --------
Robert J. Doris.........   85,000(4)       13%        1.688     9/2/08   $91,921 $228,670
Mary C. Sauer...........   40,000(4)        6%        1.688     9/2/08    42,463  107,609
Christopher A. Kryzan...   40,000(5)        6%        1.688     9/2/08    42,463  107,609
A. Clay Leighton........   25,000(4)        4%        1.688     9/2/08    26,539   67,256

--------
(1) The exercise price is equal to the fair market value of Sonic Solutions' Common Stock on the date of grant, as determined by reference to the closing price of Sonic Solutions' Common Stock on the Nasdaq National Market.

(2) These options are subject to earlier expiration in the event of the officer's termination of employment with Sonic Solutions.

(3) Potential realizable value is based on an assumption that the fair market value of the stock on the date of grant appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect Sonic Solutions' estimate of future stock price appreciation.

(4) These options, granted under Sonic Solutions' Stock Option Plan, vest over a period of one year at a rate of 8.3333 percent per month.

(5) These options, granted under Sonic Solutions' Stock Option Plan, vest over a period of four years at a rate of 25% one year from the date of grant of the original options and 2.0833 percent per month thereafter.

  The following table sets forth information regarding the number and value of unexercised options held by the named executive officers on March 31, 1999. Value is considered to be the difference between exercise price and the closing price of $4.125 per share of the Common Stock as quoted on the Nasdaq National Market on March 31, 1999. No options were exercised by the named executive officers during the fiscal year ended March 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                            Number of Securities    Value of Unexercised In-The-
                           Underlying Unexercised          Money Options
                         Options at Fiscal Year End      at Fiscal Year End
Name                     Exercisable/Unexercisable  Exercisable/Unexercisable(1)
----                     -------------------------- ----------------------------
Robert J. Doris.........       213,900/46,100             $371,385/109,198
Mary C. Sauer...........       129,120/22,880             $219,240/53,240
Christopher A. Kryzan...        79,166/60,834             $132,442/121,288
A. Clay Leighton........       132,900/70,100             $256,006/120,463

--------
(1) These values have not been, and may not be, realized, and are based on the positive spread between the respective exercise prices of the outstanding stock options and the closing price of Sonic Solutions' Common Stock at March 31, 1999 ($4.125).

  Sonic Solutions did not make any awards during the fiscal year ended March 31, 1999 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, excluding the stock options set forth above.

             REPORT OF THE BOARD REGARDING EXECUTIVE COMPENSATION

  The Board does not have a Compensation Committee. Accordingly, it is the responsibility of the entire Board to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with shareholders' interests, to administer the Company's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of executive officers, and to take other appropriate actions concerning matters of executive compensation.

 Compensation Philosophy

  The Company was formed in 1986 as a private company and initially offered Common Stock to the public in February 1994. Four key goals form the basis for compensation decisions for all employees of the Company:

    1. To attract and retain the most highly qualified management and employee team;

    2. To pay competitively compared to similar audio and video software and hardware companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace;

    3. To emphasize sustained performance by aligning rewards with shareholder interests; and

    4. To motivate executives and employees to achieve the Company's annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

  Equity participation and a strong alignment to shareholders' interests are key elements of the Company's executive compensation philosophy. As a result of this philosophy, the Company's executive compensation program consists of base salary, cash bonuses, incentive stock options and standard benefits.

  Base Salary and Cash Bonuses. The Board recognizes the importance of maintaining compensation practices and levels of compensation competitive with those offered by audio and video software and hardware companies in comparable stages of development. For external marketplace comparison purposes, a significant group of companies operating in our industry are utilized for determining competitive compensation levels.

  Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining base salaries at or somewhat below the competitive industry approximate median. Determination of base salary levels is established on an annual review of marketplace competitiveness with similar audio and video software and hardware companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels, length of service, and the industry's annual competitive pay practice movement.

  Cash bonuses are based primarily on the Company's financial performance for the year and also include an assessment of individual performance.

  Equity Ownership--Stock Options. The Board strongly believes that it is important for key employees who have significant responsibility for the management, growth, and future success of the company to have significant equity ownership interest in the Company and have the potential to gain financially from Company stock price increases. The interests of shareholders, executives and employees should thereby be closely aligned. The Board seeks to provide such ownership interest to executives and key employees, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. The Company generally grants such stock options throughout the year.

  Under the Company's Stock Option Plan, shares of the Company's Common Stock may be purchased at the option price set by the Company. All grants must be exercised according to the provisions of the Company's

Stock Option Plan. All outstanding options expire on the earlier of ten years after the date of grant or 90 days after termination of service with the Company.

  Other Benefits. The Company's philosophy is to provide adequate health- and welfare-oriented benefits to executives and employees. The Company provides no other executive benefits.

  The Company's Chief Executive Officer, Mr. Doris, is also a founder of the Company with a significant equity interest. The Board seeks to compensate Mr. Doris primarily through base salary. In fiscal 1999, Mr. Doris was eligible to receive a base salary of $225,000, which reflected an increase of 25% over his fiscal 1998 base salary. Mr. Doris was eligible to participate in a salary offset program where his base salary was reduced by $90,000 and he received an option grant of 90,000 shares, which were granted in the prior fiscal year, for such reduction. Mr. Doris did not receive a cash bonus in the fiscal year ended March 31, 1999. In establishing Mr. Doris' salary the Board considered the Company's past growth in revenue and profitability, the Company's experience in achieving product development goals, domestic and international sales and the Company's ability to develop the current management team. The total cash compensation paid to Mr. Doris in the fiscal year ended March 1999 is less than that paid to chief executive officers of the competitive industry comparative group; however, the Board believes that this compensation is appropriate in light of his equity interest. In addition, Mr. Doris was granted options covering 85,000 shares of Common Stock in fiscal 1999.

 Summary

  The Board believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other audio and video software and hardware companies with which the Company competes for executives and employees in light of the equity interests of the Company's founders. The Board believes its compensation strategy, principles, and practices result in a compensation program tied to shareholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's shareholders.

 The Board of Directors

      -- Robert J. Doris    -- Robert M. Greber
      -- Peter J. Marguglio -- Mary C. Sauer

Compensation Committee Interlocks and Insider Participation

  The Board does not have a Compensation Committee. Accordingly, the entire Board determines executive compensation. Robert J. Doris and Mary C. Sauer are directors and are the founders and principal executive officers of the Company.

Compliance with Section 16(a) of the Exchange Act

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year ended March 31, 1999, there has been no failure by any of its officers, directors or 10 percent shareholders to file on a timely basis any reports required by Section 16(a).

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                               PERFORMANCE GRAPH


                       [PERFORMANCE GRAPH APPEARS HERE]


                                 2/10/94 Mar-95  Mar-96  Mar-97  Mar-98  Mar-99
  ------------------------------------------------------------------------------
   Sonic Solutions, Inc.........  $100   $114.47 $ 72.37 $ 65.79 $ 32.24 $ 41.77
   S&P 500 Index................  $100   $110.10 $145.45 $174.29 $257.94 $320.73
   H&Q Technology...............  $100   $127.66 $173.74 $201.93 $300.74 $427.59


                                 PROPOSAL TWO

  APPROVAL OF AN AMENDMENT TO THE COMPANY'S BYLAWS TO PROVIDE FOR A BOARD OF
         DIRECTORS OF NOT LESS THAN FOUR NOR MORE THAN SEVEN DIRECTORS

Background

  The Company's Bylaws currently provide for a Board consisting of not fewer than five nor more than seven directors, with the exact number of directors to be fixed by the Board. The Company's Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Bylaws changing the range of directors to not less than four to no more than seven (the "Amendment of the Bylaws"). If approved, the number of directors has been initially fixed by the Board at four, but may be increased within the range by the Board in the future.

  The size of the Board presently is set at five directors. Michael Child, a director of the Company since 1993, has advised the Company that for personal reasons, he does not wish to stand for re-election. In order to allow the Company additional time to identify one or more individuals with qualities and experience capable of significantly adding to the Board of Directors, the Board desires to reduce the size of the Board to four directors, and has approved the Amendment of the Bylaws lowering from five to four the minimum number of directors in the authorized range. The Board would prefer to reduce the minimum number of directors required by the Bylaws rather than propose a fifth nominee for election at this time. The Board intends to continue to search for highly qualified candidates to serve on the Board and, if such candidates are found, to increase the size of the Board at that time. The proposed new range for number of directors is consistent with California law, which provides that when the number of directors is within a stated range, the maximum number of directors may not be greater than two times the minimum number of directors minus one.

  If the Board does not identify candidates which it believes will significantly add to the Board of Directors, or if candidates identified by the Board are unwilling or unable to serve on the Board, the size of the Board is likely to remain at four directors. This will give to the four directors proportionately greater influence than if the number of directors was five or more. It could also lead to a deadlocked, evenly divided Board on certain important matters, effectively preventing the Company from taking action in the future which is beneficial to the Company's shareholders.

Proposal; Board Recommendation

  Shareholders are being asked to approve the Amendment of the Bylaws. The affirmative vote of not less than a majority of the outstanding shares of Common Stock is required for approval of the amendment to the Bylaws; provided that under California law, an amendment reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders equals more than 16 2/3% of the outstanding shares entitled to vote. The Board recommends a vote "FOR APPROVAL" of the proposal.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected KPMG LLP as independent public accountants to audit the financial statements of the Company for the 2000 fiscal year. KPMG LLP has acted as the Company's auditors since March 31, 1993. Representatives of KPMG LLP are expected to be present at the Annual meeting and will have an opportunity to make a statement if they desire to do so. The representatives of KPMG LLP also will be available to respond to questions raised during the meeting.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented at the Company's 2000 annual meeting of shareholders must be received by the Secretary of the Company no later than March 31, 2000 in order to be included in the proxy soliciting material relating to that meeting.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS

Dated: July 26, 1999

                                SONIC SOLUTIONS

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Robert J. Doris and A. Clay Leighton, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated on the reverse side, and in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of SONIC SOLUTIONS which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders to be held September 7, 1999, and at any adjournments or postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE. The proxy holders in their discretion may cumulate votes for the election of directors. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR Item 1.  Please mark your    [X]
                                                      votes as
                                                      indicated in this
                                                      example


Proposal 1 - ELECTION OF DIRECTORS        WITHHELD
                                    FOR    FOR ALL
                                    [ ]      [ ]      Please complete, date and
                                                      sign this proxy and mail
                                                      it promptly in the
                                                      enclosed envelope to
                                                      assure representation of
                                                      your shares.

Nominees:

         Robert J. Doris    Peter J. Marguglio

         Robert M. Greber   Mary C. Sauer


WITHHELD FOR: (Write that nominee's name in the space provided below).


--------------------------------------------------------------------------------

Proposal 2 -- TO APPROVE AN AMENDMENT TO THE COMPANY'S BYLAWS TO PROVIDE FOR A BOARD OF NOT LESS THAN FOUR NOR MORE THAN SEVEN DIRECTORS

                       FOR        AGAINST        ABSTAIN
                       [ ]          [ ]            [ ]


Signature______________________  Signature________________________  Date________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             FOLD AND DETACH HERE